Exhibit 10.2

COHU, INC.
ID: 95-1934119
Notice of Grant of Award	12367 CROSTHWAITE CIRCLE
and Award Agreement	POWAY, CA 92064

Name	Award Number:
Address	Plan: 2005
City, State, Zip	ID:

Effective (Grant Date), you have been granted an award of (Number of Shares) restricted stock units. These units are restricted until the vest date(s) shown below, at which time you will receive shares of COHU, INC. (the Company) common stock.

The current total value of the award is $______.

The total price of the award is $______.

The award will vest in increments on the date(s) shown.

Shares	Full Vest

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

COHU, INC.	Date

Employee name	Date

COHU, INC.

RESTRICTED STOCK UNIT AGREEMENT

(Non-employee Directors)

Cohu, Inc. has granted to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units (the “Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached, an award (the “Award”) of Restricted Stock Units upon the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Cohu, Inc. 2005 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant. By signing the Notice, the Participant: (a) represents that the Participant has read and is familiar with the terms and conditions of the Notice, the Plan and this Agreement, (b) accepts the Award subject to all of the terms and conditions of the Notice, the Plan and this Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board, upon any questions arising under the Notice, the Plan or this Agreement, and (d) acknowledges receipt of a copy of the Notice, the Plan and this Agreement.

1              Definitions and Construction.

1.1     Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

1.2     Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2              Administration.

All questions of interpretation concerning this Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Award. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3              Settlement of the Award.

3.1     No Additional Payment Required. The Participant shall not be required to make any additional monetary payment (other than applicable tax withholding, if any) upon settlement of the Award. Payment of the aggregate purchase price of the shares of Stock for which the Award is being settled shall be made in the form of past services rendered by the Participant to a Participating Company or for its benefit which the Board, by resolution, determines to have a value not less than the aggregate purchase price of such shares of Stock.

3.2     Issuance of Shares of Stock. Subject to the provisions of Section 3.5 below, the Company shall issue to the Participant, on a date (the “Settlement Date”) within thirty (30) days following the earlier of (a) the Settlement Date (as defined in the Notice) or (b) the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the vested Number of Restricted Stock Units (as defined in the Notice), rounded down to the nearest whole number. Such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 3.5.

3.3     Tax Withholding. At the time the Award is granted, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Company have been satisfied by the Participant.

3.4     Certificate Registration. The certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.5     Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.6     Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

3.7     Deferral. Subject to the Committee’s determination that this right of deferral or any term thereof complies with applicable laws or regulations in effect from time to time, Participant may make an election to defer the issuance of the shares issuable in accordance with the terms and conditions set forth in a director fee deferral election form approved by the Committee. In the event of the Committee’s determination otherwise, the Committee may, in its discretion, deny Participant this right of deferral altogether, modify the terms of the deferral and/or add such requirements as it deems necessary or advisable to comply with applicable law and regulations. If the Participant elects to defer the issuance of vested Restricted Stock Units in accordance with this paragraph, payment of the deferred vested Restricted Stock Units (and any dividends payable in accordance with Section 3.8) will be made in accordance with the terms of the deferral election.

3.8     Dividend Equivalents for Restricted Stock Units. The Participant will be entitled to receive dividends or distributions paid on the shares of Stock underlying vested Restricted Stock Units in accordance with this Section 3.8. Any such dividends or distributions automatically will be credited as additional vested Restricted Stock Units (the “Deferred Stock Dividend Shares”).

(a)     Cash Dividends. If the Company declares and pays any cash dividends or cash distributions on the shares of Stock, then with respect to Restricted Stock Units that are vested as of the dividend record date and that have not been settled as of the dividend payment date, such vested Restricted Stock Units will be increased on the dividend payment date by a number of Deferred Stock Dividend Shares equal to the quotient obtained by dividing the amount of cash dividends and distributions paid on the dividend payment date on the shares of Stock underlying such vested Restricted Stock Units by the Fair Market Value of a share of Stock on the dividend payment date, rounded to the nearest whole share. Specifically, the number of Deferred Stock Dividend Shares credited for cash dividends and distributions paid on the dividend payment date will be determined in accordance with the following formula, rounded to the nearest whole share of Stock: X = (A x B)/C, where X = the Deferred Stock Dividend Shares that will become Restricted Stock Units on the dividend payment date by reason of cash dividends and distributions paid on the dividend payment date, A = the number of unissued shares of Stock that have not been settled as of the dividend payment date and remain subject to the Restricted Stock Units that are vested as of the dividend record date, B = the per share of Stock amount of cash dividends and distributions paid on the dividend payment date, and C = the Fair Market Value of a share of Stock on the dividend payment date. If the Participant would have been credited with Deferred Stock Dividend Shares under this Section for cash dividends paid on January 2, 2015 and April 17, 2015 had this Section then been in effect, then on the first dividend payment date on or after this Section becomes effective, the Company shall credit the Participant with the number of Deferred Stock Dividend Shares that results in the Participant having the same total number of Restricted Stock Units as if this Section had been effective since January 2, 2015.

(b)     Stock Dividends. If the Company declares and pays any stock dividends or stock distribution on shares of Stock during a Dividend Crediting Period, then the number of unissued shares of Stock, if any, that remain subject to Participant’s Restricted Stock Units automatically will be adjusted in accordance with Section 7.

(c)     Restrictions on Dividend Equivalents. Any Deferred Stock Dividend Shares resulting from the application of this Section 3.8 will be subject to the same terms and conditions (including, without limitation, the applicable deferral election and forfeiture provisions) as the vested but unsettled Restricted Stock Units to which they relate.

4              Nontransferability of the Award.

Prior to the Settlement Date, neither this Award nor any Restricted Stock Unit subject to this Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.

5              Effect of Termination of Service.

If the Participant’s Service (as defined below) is terminated by the Participant or by the Company for any reason, including Participant’s death or disability before all Restricted Stock Units have vested, the unvested Restricted Stock Units shall be forfeited by the Participant. As of the 31st (or 91st if reemployment is guaranteed by statute or contract) day of a leave of absence, vesting of the Restricted Stock Units will be suspended and vesting credit will no longer accrue, unless otherwise determined by the Committee or required by contract or statute. If the Participant returns to Service immediately after the end of an approved leave of absence, vesting credit shall continue to accrue from that date of continued Service. For purposes of this Agreement, “Service” shall mean the performance of services for the Company in the capacity of an Employee, Officer, Consultant, or Director.

6              Change in Control.

In the event of a Change in Control (as defined below), the Award shall be settled in accordance with Section 3 immediately prior to the effective date of the Change in Control. For the purposes of this Award, the term “Change in Control” shall be defined as the occurrence of any of the following events: (a) any transaction in which any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote in a general election for directors, other than a transaction involving the acquisition of securities directly from the Company; (b) a sale of all or substantially all of the Company’s assets other than to a company or an entity fifty percent (50%) or more of which is owned by one or more of the current stockholders of the Company; or (c) a merger or consolidation of the Company with any other company, other than a merger or consolidation in which fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation is owned by the current stockholders of the Company. Notwithstanding this Section 6, to the extent that the Award constitutes a “deferral of compensation” (as defined in and subject to Section 409A of the Code) and provides for a payment or a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described above unless such event shall constitute a “change in control event” under Section 409A.

7              Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 7 shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

8              Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Except as provided in Section 3.8, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 7. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or a Consultant, as the case may be, at any time.

9              Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

10            Section 409A Compliance.

This Agreement is intended to be exempt from or comply with Section 409A of the Code (“Section 409A”) and shall be interpreted and administered accordingly. The Company reserves the unilateral right to amend this Agreement in order to maintain an exemption from or comply with Section 409A. Notwithstanding the foregoing, none of the Company, its contractors, agents and employees, the Board and each member of the Board shall have any obligation to prevent, minimize, or pay any gross-up payment to offset any negative tax consequences of any failure to follow the requirements of Section 409A or be liable for these consequences. Any payment under the Award that is subject to Section 409A and is otherwise due to a “specified employee” within the six-month period after “separation from service,” as each specified term is defined under Section 409A, shall accumulate without interest and be paid on the first payroll date after the end of the six-month period or, if earlier, within ten business days after the appointment of a personal representative or executor of the estate after the Participant’s death. If settlement of the Award under Section 3 is delayed under this Section 10, dividend equivalents will continue to be credited under Section 3.8 until final settlement.

11            Miscellaneous Provisions.

11.1     Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

11.2     Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11.3     Termination or Amendment. The Board may terminate or amend the Plan or the Award at any time; provided, however, that except as provided in Section 6 in connection with a Change in Control, no such termination or amendment may adversely affect the Award without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

11.4     Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, upon deposit in the United States Post Office, by registered or certified mail, or with an overnight courier service with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

11.5     Integrated Agreement. The Notice and this Agreement constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

11.6     Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

11.7     Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.8     Electronic Delivery. The Company may, in its sole discretion, decide to (a) deliver by electronic means any documents related to the Award granted under the Plan, participation in the Plan, future Awards that may be granted under the Plan, or reports the Company generally makes available to its shareholders or (b) request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. By signing the Notice, the Participant acknowledges that the Company is not requiring the Participant to consent to electronic delivery of documents or participation. The Participant may revoke consent to electronic delivery of documents or participation by promptly notifying the Company according to Section 11.4. In addition, if the Participant requests by telephone or in writing, the Company shall have delivered to the Participant for free a paper copy of any document electronically delivered.

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